Exhibit 10.9

[EXECUTION VERSION]

AMENDMENT NO. 1 TO
SALE AND SERVICING AGREEMENT

AMENDMENT NO. 1 TO SALE AND SERVICING AGREEMENT (this “Amendment”), dated as of October 30, 2020, among Regional Management Receivables III, LLC, a Delaware limited liability company, as depositor (the “Depositor”), Regional Management Corp., a Delaware corporation, as servicer (the “Servicer”), Regional Management Issuance Trust 2019-1, a Delaware statutory trust, as issuer (the “Issuer”), and Regional Management North Carolina Receivables Trust, acting hereunder solely with respect to the 2019-1A SUBI (the “North Carolina Trust”), amending that certain Sale and Servicing Agreement, dated as of October 31, 2019, among the Depositor, the Servicer, the subservicers party thereto, the Issuer, and the North Carolina Trust (the “Agreement”).

WHEREAS, on the terms and conditions set forth herein, the Servicer, the Depositor, the North Carolina Trust, and the Issuer amend the Agreement as provided herein.

NOW, THEREFORE, the parties hereby agree as follows:

Section 1.Defined Terms.  As used in this Amendment, capitalized terms not otherwise defined herein have the same meanings assigned thereto in the Agreement.

Section 2.Amendments of the Agreement. The Agreement is hereby amended as follows:

(a)Amendments to Section 3.11.  Paragraphs (b) through (d) of Section 3.11 of the Agreement are hereby amended and restated in their entirety to read as follows:

“(b) Safekeeping.  The Servicer, in its capacity as custodian, or a Subservicer, appointed by the Servicer as subcustodian pursuant to Section 3.11(e), shall hold the Contracts (i) in physical form or (ii) with respect to each Loan originated in electronic form, in electronic form in the Electronic Vault.  The custodian or, if applicable, any Subservicer appointed by it as subcustodian (in the case of Loans held in physical form) will hold such Contracts for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer or the North Carolina Trust, as applicable; provided, that the Servicer, in its capacity as custodian, shall ensure that the Electronic Contracts are maintained by the Electronic Vault Provider as a designated custodian of the Indenture Trustee (for the benefit of the Noteholders) in the Electronic Vault. The Electronic Vault will be controlled by the Servicer in its capacity as custodian hereunder. In performing its duties as custodian, the Servicer shall act in accordance with its customary servicing practices. The Servicer will promptly report to the Issuer, the 2019-1A SUBI Trustee and the Indenture Trustee any failure on its part (or, if applicable, a subcustodian’s part) to hold a material portion of the Contracts (including Electronic Contracts) and maintain its account, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein will be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Contracts. The Servicer may, in accordance with its customary servicing practices, maintain all or a portion of a Contract in electronic form in the Electronic Vault and/or maintain custody of all or any portion of a Contract with one or more Persons to whom the Servicer has delegated responsibilities in accordance with Section 6.07. The Servicer will maintain each Contract in the United States (it being understood that (i) the Contracts, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 6.07 and (ii) Electronic Contracts shall be maintained in the Electronic Vault). The Servicer will make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Contracts upon request. Notwithstanding any reference herein or in any other Transaction Document to the Electronic Vault Provider acting as a designated custodian of the Indenture Trustee, the parties hereto acknowledge and agree that the Indenture Trustee shall not be liable for, and shall have no duty to supervise or monitor, the default, misconduct or any other action or omission of the Electronic Vault Provider, and that the Indenture Trustee may assume the Electronic Vault Provider’s performance of its duties and obligations under the Transaction Documents. The Servicer shall cause the Electronic Vault to reflect the name of the applicable Owner of Record as follows: “Regional Management Issuance Trust 2019-1/Regional Management NC Receivables Trust, solely with respect to 2019-1A SUBI”.

(c) Effective Period and Termination.  The Servicer’s appointment as custodian with respect to any Loan shall become effective as of the Cut-Off Date for such Loan and will continue in full force and effect until terminated pursuant to this Section 3.11(c) (or such Loan ceases to be a Sold Asset or 2019-1A SUBI Asset, as applicable); provided, the Servicer’s appointment as custodian in respect of the Initial Loans shall be deemed to have been effective as of the Initial Cut-Off Date. If Regional Management resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 8.01, the Indenture Trustee may (and upon the written direction of the Required Noteholders shall) terminate the appointment of the Servicer as custodian hereunder in the same manner as the Indenture Trustee may terminate the rights and obligations of the Servicer under Section 8.01. In the event that the Custodian is terminated in such capacity, each Subservicer will be terminated as subcustodian for each Loan with respect to which it is then acting in such capacity. Upon the resignation or termination of the Servicer in accordance with this Agreement, control of the Contracts in the Electronic Vault shall be transferred to the Back-up Servicer to the extent it becomes the successor servicer in accordance with this Agreement, or another successor servicer. In the event that the Back-up Servicer assumes servicing responsibilities or a successor Servicer, as applicable, is appointed, the outgoing Servicer shall promptly transfer to the Back-up Servicer or a successor Servicer, as applicable, in such manner and to such location as the Back-up Servicer or a successor Servicer, as applicable, shall reasonably designate, all of the Contracts and other Related Loan Assets in its possession or control; provided, however, if the Back-up Servicer is the successor

Servicer, it shall (i) notify the Electronic Vault Provider of the transfer of servicing responsibilities to the Back-up Servicer as Successor Servicer and (ii) accept the transfer of possession of the Electronic Vault to the Back-up Servicer as Successor Servicer; it being agreed by the Servicer that it shall reasonably cooperate with the Back-up Servicer with respect to effecting any such election, notification or transfer.

(d) Establishment of Imaging System. Other than with respect to any Electronic Contract, the Servicer shall maintain an imaging system through which the original physical Contract and, with respect to any Hard Secured Loan, the original physical certificate of title with respect to the Titled Asset securing such Hard Secured Loan may be imaged and captured through a standalone PDF, or another electronic medium, device and validated through an internal, controlled process with images captured, stored and identifiable at a central location as a backup to physical documentation.  For the avoidance of doubt, the Servicer shall cause imaged files with respect to which the related Contract is an Electronic Contract to be stored in the Electronic Vault and such imaged files will not be delivered to or reviewed or retained by the Image File Custodian.”

(c)Amendments to Schedule II. Schedule II, Part A of the Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“Eligible Loan” shall mean a Loan that as of the applicable Cut-Off Date: (i) is not categorized as a Bankruptcy Loan, (ii) is either an interest-bearing loan or a Precompute Loan, (iii) has a fixed-rate of interest, (iv) is denominated in U.S. dollars, (v) the maturity date therefor had not occurred, (vi) is not a Delinquent Loan or a Charged-Off Loan, (vii) is not a Revolving Loan, (viii) was originated at a branch location of a Regional Originator (if the related Contract was not an Electronic Contract), (ix) if the related Contract is an Electronic Contract, was originated by a Regional Originator with branch assistance to an existing or former borrower, (x) was originated in all material respects in accordance with the Credit and Collection Policy in effect as of the date of origination of such Loan, (xi) has an origination term of not more than 72 months, (xii) in connection with the origination thereof, a Contract was created, (xiii) is a Soft Secured Loan or a Hard Secured Loan, (xiv) is not secured by real property, (xv) has an Amount Financed that is greater than $2,500 and less than $20,000, (xvi) the collateral that secures such Loan had not been, and was not in the process of being, repossessed, (xvii) is not an Extension Loan, (xviii) is not a Modified Contract, (xix) has an original and current APR equal to or greater than 5.00% and equal to or less than 36.00%, (xx) is not subject to litigation or legal proceedings, (xxi) the Loan Obligor of which had a FICO® score at the time of origination and such FICO® score was at least 525 (or, in the case of a Loan with two Loan Obligors, based on the higher of the two FICO® scores at origination) and (xxii) is not a Delinquent Renewal Loan for which no payment has been made since the related Delinquent Renewal.

“Imaged File” shall mean, with respect to any Loan (except for a Loan with respect to which the related Contract is an Electronic Contract or has been Exported), (a) an imaged copy of the applicable Contract and (b) in the event such Loan is a Hard Secured Loan, an imaged copy of the certificate of title of the Titled Asset securing such Hard Secured Loan, in each case, as such document exists as of the date such imaging is performed with respect to such Loan.

“Loan File” shall mean, with respect to each Loan, (i)(x) in the case of a Contract (other than an Electronic Contract), the original fully executed Contract, including, in the case of a Contract which has been Exported, the physical rendering of the related Electronic Contract produced upon Export, together with the related document history report, (y) in the case of an Electronic Contract that constitutes Electronic Chattel Paper, a single Authoritative Copy of the executed Contract, and (z) in the case of an Electronic Contract that does not constitute Electronic Chattel Paper, the electronically authenticated original record of the executed Contract, and (ii) any additional original executed documents, if any, evidencing a modification to any of the foregoing documents, whether executed physically or electronically and whether maintained in tangible or electronic form; provided, that with respect to clauses (i)(y) and (i)(z), the Electronic Contract is maintained by the Electronic Vault Provider as a designated custodian of the Indenture Trustee (for the benefit of the Noteholders) in the Electronic Vault pursuant to Section 3.11(b) of the Sale and Servicing Agreement.

“Loan Schedule” shall mean a complete schedule prepared by the Servicer on behalf of the Seller and the Depositor identifying all Loans sold by the Seller to the Depositor (or in the case of the 2019-1A SUBI Loans, allocated to the 2019-1A SUBI in accordance with the 2019-1A SUBI Supplement) on the initial Closing Date, and which Loans (other than the 2019-1A SUBI Loans), in turn, are sold by the Depositor to the Issuer on the initial Closing Date, as such schedule is updated or supplemented from time to time, including, without limitation, in connection with any Additional Loan Assignment or any reassignment (or in the case of the 2019-1A SUBI Loans, reallocation of such 2019-1A SUBI Loans from the 2019-1A SUBI) pursuant to Section 2.05 of this Agreement or Section 11.2(a) of the 2019-1A SUBI Supplement, as applicable, or otherwise. The Loan Schedule may take the form of a computer file, or another tangible medium that is commercially reasonable. The Loan Schedule shall identify each Loan by last name of the Loan Obligor, the Loan Obligor’s account number, whether such Loan is a Hard Secured Loan (with a certificate of title or not), the Loan amount, APR, contract term (i.e., the number of payments), branch state and Loan Obligor’s state of residence at time of origination (to the extent such information appears in any relevant Imaged File).

“Servicer File” shall mean, with respect to a Loan, each of the following documents: (i) application of the Loan Obligor for credit; (ii) a copy (but not the original) of the Contract and any amendments or modifications thereto; provided, however, if such documents constitute Electronic Contracts, originals or copies thereof may be accessible via the Electronic Vault System or via the Nortridge Loan System; and (iii) such other documents as the Servicer customarily retains in its files in order to accomplish its duties under this Agreement; provided, that in each case such documents may be in either tangible or electronic form.

“Transaction Documents” shall mean the Certificate of Trust; the Trust Agreement; the Note Purchase Agreement; the SUBI Certificate Purchase Agreement; the Purchase Agreement; the Loan Purchase Agreement; the Sale and Servicing Agreement; the Electronic Vault Services Agreement; the Electronic Collateral Control Agreement; the Indenture; the Administration Agreement; the Back-up Servicing Agreement; the Intercreditor Agreement; the Intercreditor Security Agreement; the North Carolina Trust Agreement; the UTI Administration Agreement; the 2019-1A SUBI Servicing Agreement; the 2019-1A SUBI Supplement; the 2019-1A Security Agreement; and such other documents and certificates delivered in connection with the foregoing.

(d)Additions to Schedule II. Schedule II, Part A of the Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“Authoritative Copy” means, with respect to any Contract that constitutes Electronic Chattel Paper, the authoritative copy thereof, as such term is used in Section 9-105 of the UCC.

“Electronic Chattel Paper” shall have the meaning specified in Article 9 of the UCC.

“Electronic Collateral Control Agreement” shall mean that certain Electronic Collateral Control Agreement, dated as of October 30, 2020, by and among the Indenture Trustee, the Issuer, Regional, the North Carolina Trust and eOriginal, Inc., as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Electronic Contract” shall mean a Contract that was electronically executed and authenticated; provided, that an Electronic Contract that has been Exported shall not constitute an Electronic Contract.

“Electronic Vault” shall mean the electronic vault wherein custody of Electronic Contracts shall be maintained in electronic form by the Servicer (in its capacity as custodian under the Transaction Documents) (or any successor servicer), in each case, through a third-party Electronic Vault Provider that enables electronic contracting pursuant to the related electronic vault services agreement.

“Electronic Vault Provider” shall mean eOriginal, Inc., a Delaware corporation, and any successor or replacement third-party provider of the technology platform on which the Electronic Vault operates acting in such capacity with the consent of the Indenture Trustee (with the written consent of the Required Noteholders).

“Electronic Vault Services Agreement” shall mean any agreement between Regional Management and the Electronic Vault Provider that provides for services related to the Electronic Vault.

“Electronic Vault System” shall mean the electronic vault system provided by the Electronic Vault Provider pursuant to the Electronic Vault Services Agreement or such other electronic system provider as may be mutually agreed upon by the Issuer, Regional Management and the Indenture Trustee (with the written consent of the Required Noteholders) that enables electronic contracting.

“Exported” means, with respect to a Contract, the Servicer (acting at the written direction of the Indenture Trustee) or the Indenture Trustee has decommissioned the related Electronic Contract and the Authoritative Copy (in the case of an Electronic Contract that constitutes Electronic Chattel Paper) or the electronically authenticated original record (in the case of an Electronic Contract that does not constitute Electronic Chattel Paper), as applicable, of such Contract is printed out pursuant to a “Paper Out”™ within the meaning specified in the System Description.  “Export” and “Exporting” shall have correlative meanings.

“Nortridge Loan System” means a third-party technology platform on which the Regional Management Entities’ underwriting, servicing and collection activity are logged and maintained and which is integrated into such entities’ information technology infrastructure.

“Owner of Record” shall mean the owner of an Authoritative Copy (in the case of an Electronic Contract that constitutes Electronic Chattel Paper) or an electronically authenticated original record of an executed Contract (in the case of an Electronic Contract that does not constitute Electronic Chattel Paper), which, within the Electronic Vault System, is the Issuer, with respect to all Loans that are not North Carolina Loans, and is the North Carolina Trust, with respect to all North Carolina Loans.

“Regional Management Entities” shall mean Regional Management, the Issuer and the Regional Originators.

“System Description” shall mean the written description of the Electronic Vault System, attached hereto as Exhibit H.

(e)Amendment to Schedule III. Paragraph 2 of Schedule III of the Agreement is hereby amended and restated in its entirety to read as follows:

2.The Loans constitute “tangible chattel paper,” “payment intangibles,” “accounts,” “instruments,” “general intangibles” or “electronic chattel paper” within the meaning of the UCC.

(f)Addition to Schedule III.  A new Paragraph 10 is hereby added to Schedule III of the Agreement, to read as follows:

10.To the extent that any Contract relating to a Loan constitutes Electronic Chattel Paper, there is only one single Authoritative Copy of each electronic “record” constituting or evidencing a Contract that is Electronic Chattel Paper, the record or records composing the Electronic Chattel Paper are created, stored and assigned in such a manner that (A) a single authoritative copy of the record or records exists which is unique, identifiable and unalterable (other than a revision that is readily identifiable as an authorized or unauthorized revision), (B) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy, (C) the authoritative copy has been communicated to and is maintained by the Electronic Vault Provider as a designated custodian of the Indenture Trustee, (D) all copies or revisions that add or change an identified assignee of the Authoritative Copy of such Contract that constitutes or evidences the Loan must be made with the participation of the Indenture Trustee, and (E) such Authoritative Copy identifies only the Indenture Trustee as the assignee.  To the extent that any Contract relating to a Loan constitutes Electronic Chattel Paper, none of the Seller, the Servicer, the Electronic Vault Provider nor any other Person has communicated an Authoritative Copy of such Contract that constitutes or evidences the Loan to any Person other than the Electronic Vault Provider as a designated custodian of the Indenture Trustee pursuant to the terms of the Sale and Servicing Agreement and the Electronic Collateral Control Agreement from and after the Closing Date or the applicable Addition Date.

(g)Amendments to Schedule IV. Paragraphs 19, 22 and 24(ix) of Schedule IV to the Sale and Servicing Agreement are hereby amended and restated in their entirety to read as follows:

“19. The related Contract, together with its other records relating to such Loan are complete in all material respects and, upon conveyance thereof to the Depositor under the Loan Purchase Agreement (or in the case of a 2019-1A SUBI Loan, allocation to the 2019-1A SUBI), the Custodian (or any applicable subcustodian or designee of the Indenture Trustee) will be in possession of (or, in the case of an Electronic Contract, the Electronic Vault will contain) all documents necessary to enforce the rights and remedies of the Regional Originator (as assigned in accordance with the Transaction Documents) in respect of such Loan against the Loan Obligor in accordance with the related Contract.”

“22. (I) (A) With respect to any Initial Loan, either (x) the Imaged File for such Initial Loan shall have been delivered to the Image File Custodian on or prior to the Closing Date or (y) to the extent that such Loan is a Hard Secured Loan for which the related certificate of title has not yet been issued, (i) the documents specified in clause (a) of the definition of Imaged File have been delivered to the Image File Custodian and (ii) a valid application for the certificate of title and the applicable fee have been delivered to the appropriate authority in accordance with 9-303(b) of the UCC, in each case, on or prior to the Closing Date (provided, however, that this clause (A)(y)(ii) shall be deemed breached if such documents are not delivered to the Image File Custodian within fifteen (15) days after the issuance by the applicable authority thereof); and (B) with respect to any Additional Loan, it shall have delivered (or caused to be delivered) either (x) the Imaged File for such Additional Loan to the Image File Custodian on or prior to the applicable Addition Date or

(y) to the extent that such Loan is a Hard Secured Loan for which the related certificate of title has not yet been issued by the appropriate authority, (i) the documents specified in clause (a) of the definition of Imaged File have been delivered to the Image File Custodian and (ii) a valid application for the certificate of title and the applicable fee have been delivered to the appropriate authority in accordance with 9-303(b) of the UCC, in each case, on or prior to the applicable Addition Date (provided, however, that this clause (B)(y)(ii) shall be deemed breached if such documents are not delivered to the Image File Custodian within fifteen (15) days after the issuance by the applicable authority thereof); and (II) in connection with any such delivery of one or more Imaged Files to the Image File Custodian, it shall specify (or cause to be specified) the Loans to which such delivered Imaged Files relate; provided that the foregoing requirements shall not apply with respect to each Loan originated in electronic form.”

“24(ix). to the extent that any Contract relating to a Loan constitutes Electronic Chattel Paper, there is only one single Authoritative Copy of each electronic “record” constituting or evidencing a Contract that is Electronic Chattel Paper, the record or records composing the Electronic Chattel Paper are created, stored and assigned in such a manner that (A) a single authoritative copy of the record or records exists which is unique, identifiable and unalterable (other than a revision that is readily identifiable as an authorized or unauthorized revision), (B) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy, (C) the authoritative copy has been communicated to and is maintained by the Electronic Vault Provider as a designated custodian of the Indenture Trustee, (D) all copies or revisions that add or change an identified assignee of the Authoritative Copy of such Contract that constitutes or evidences the Loan must be made with the participation of the Indenture Trustee, and (E) such Authoritative Copy identifies only the Indenture Trustee as the assignee.  To the extent that any Contract relating to a Loan constitutes Electronic Chattel Paper, none of the Seller, the North Carolina Trust, the Servicer (including in its capacity as 2019-1A SUBI Servicer), the Electronic Vault Provider nor any other Person has communicated an Authoritative Copy of such Contract that constitutes or evidences the Loan to any Person other than the Electronic Vault Provider as a designated custodian of the Indenture Trustee pursuant to the terms of this Agreement and the Electronic Collateral Control Agreement from and after the Closing Date or the applicable Addition Date.”

(g)Exhibit H. A new Exhibit H is hereby added to the Sale and Servicing Agreement, to read as set forth on Schedule I hereto.

Section 3.Effectiveness.  This Amendment shall be effective from and after the date hereof.

Section 4.Costs and Expenses. The Issuer shall be responsible for the reasonable expenses (including reasonable attorneys’ fees) incurred in connection with the negotiation,

execution and delivery of this Amendment in accordance with and subject to Section 8.06 of the Indenture.

Section 5.Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.Severability; Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Amendment shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Amendment or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

Section 7.Captions.  The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.Ratification.  Except as expressly affected by the provisions hereof the Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto.  On and after the date hereof, each reference in the Agreement to “the Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

Section 9.Effect; Ratification.  The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Agreement or of any other instrument or agreement referred to therein; or (ii) prejudice any right or remedy which the parties to the Agreement may now have or may have in the future under or in connection with the Agreement or any other instrument or agreement referred to therein.  This Amendment shall be construed in connection with and as part of the Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

REGIONAL MANAGEMENT RECEIVABLES III, LLC,
as Depositor

By:	/s/ Robert W. Beck
	Name:	Robert W. Beck
	Title:	President and Chief Executive Officer

REGIONAL MANAGEMENT CORP.,
as Servicer

By:	/s/ Robert W. Beck
	Name:	Robert W. Beck
	Title:	President and Chief Executive Officer

RMIT 2019-1 – Amendment No. 1 to Sale and Servicing Agreement

Signature Page

REGIONAL MANAGEMENT ISSUANCE TRUST 2019-1,
as Issuer

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee of the Issuer

By:	/s/ Rachel L. Simpson
	Name:	Rachel L. Simpson
	Title:	Vice President

RMIT 2019-1 – Amendment No. 1 to Sale and Servicing Agreement

Signature Page

REGIONAL MANAGEMENT NORTH CAROLINA RECEIVABLES TRUST,
acting solely with respect to the 2019-1A SUBI

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as 2019-1A SUBI Trustee of Regional Management North Carolina Receivables Trust

By:	/s/ Rachel L. Simpson
	Name:	Rachel L. Simpson
	Title:	Vice President

RMIT 2019-1 – Amendment No. 1 to Sale and Servicing Agreement

Signature Page

SCHEDULE I

EXHIBIT H

[On file with the Indenture Trustee]

RMIT 2019-1 – Amendment No. 1 to Sale and Servicing Agreement

Schedule I